Ex. 32.1 Certification of the Chief Executive Officer of MetaSolv, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

CEO Certification

I, T. Curtis Holmes, Jr., Chief Executive Officer of MetaSolv, Inc. (the “Company”), hereby certify that the accompanying report on Form 10-K for the year ending December 31, 2004 as of March 30, 2005 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

/s/ T. Curtis Holmes, Jr.
Name: T. Curtis Holmes, Jr.
Chief Executive Officer
March 30, 2005